Exhibit 23.1
                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41001 of I-Sector Corporation and subsidiaries, formerly Allstar Systems, Inc. (I-Sector) on Form S-8 of our report dated March 16, 2001, appearing in this Annual Report on Form 10-K of I-Sector for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 22, 2001